As filed with the Securities and Exchange Commission on June 26, 1995.
                                            Registration No. 33-___________
- ---------------------------------------------------------------------------


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                            ____________________


                                  FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               TELEDYNE, INC.
           (Exact name of registrant as specified in its charter)


                    Delaware                          95-2282626
          (State or other jurisdiction of          (I.R.S. Employer
          incorporation or organization)           Identification No.)

            2049 Century Park East
            Los Angeles, California                    90067-3101
     (Address of principal executive offices)          (Zip Code)


       1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN OF TELEDYNE, INC.
                          (Full title of the plan)

                            ____________________

               Judith R. Nelson, Secretary and General Counsel
                               Teledyne, Inc.
                           2049 Century Park East
                         Los Angeles, CA  90067-3101
                   (Name and address of agent for service)

                               (310) 277-3311
                   (Telephone number, including area code,
                            of agent for service)

===========================================================================

                       Calculation of Registration Fee
- ---------------------------------------------------------------------------

                                      Proposed     Proposed
                                      maximum      maximum
    Title of                          offering    aggregate     Amount of
   securities       Amount to be       price      offering    registration
to be registered   registered (1)  per unit (2)   price (2)      fee (2)
- ----------------   --------------  ------------   ----------  ------------

   Common Stock    200,000 shares      $23.83     $4,766,000     $1,643.45
($1.00 par value)
- ---------------------------------------------------------------------------

(1) This Registration Statement also includes an indeterminate number of additional shares of Common Stock that may become issuable pursuant to the antidilution adjustment provisions of the 1995 Non-Employee Director Stock Option Plan of Teledyne, Inc. (the "Plan").

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price were determined in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), based upon a weighted average of (i) an average exercise price of $19.59 per share for the 10,528 shares of Common Stock that are subject to outstanding options under the Plan and (ii) an estimated exercise price of $24.06 per share, which represents the average of the high and low prices for a share of the Common Stock on the New York Stock Exchange on June 21, 1995, for the 189,472 shares of Common Stock which are not yet subject to option grants under the Plan and the actual exercise price of which has not yet been determined.

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information*
- ---------------------------


Item 2.   Registrant Information and Employee Plan Annual Information*
- ----------------------------------------------------------------------

     *Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 424(b) under the Securities Act and the Note to Part I of Form S-8.


                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference
- -------------------------------------------------

     The following documents filed by the registrant, Teledyne, Inc., a Delaware corporation ("Teledyne"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (a) Teledyne's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

     (b) All other reports filed by Teledyne pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1994; and

     (c) The description of Teledyne's Common Stock which is contained in Teledyne's registration statement filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by Teledyne pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


Item 4.   Description of Securities
- -----------------------------------

     Not applicable.

Item 5.   Interests of Named Experts and Counsel
- ------------------------------------------------

     Not applicable.


Item 6.   Indemnification of Directors and Officers
- ---------------------------------------------------

     Subject to the limitations set forth therein, Article Ninth of Teledyne's Restated Certificate of Incorporation, Section 7 of Article VII of Teledyne's Amended and Restated By-Laws and Section 145 of the General Corporation Law of Delaware eliminate the potential personal liability of directors to Teledyne or Teledyne's shareholders for monetary damages for breaches of their fiduciary duty of care as directors. Subject to certain limitations, these provisions also provide for the indemnification and defense of officers, directors, agents and employees of Teledyne if they are named or threatened to be named in any legal action as a result of executing their duties or responsibilities on behalf of Teledyne. Teledyne maintains insurance which covers damages, settlements, costs, expenses, charges and judgments resulting from any such actions.


Item 7.   Exemption from Registration Claimed
- ---------------------------------------------

     Not applicable.


Item 8.   Exhibits
- ------------------

Exhibit
Number
- -------

4.1 Restated Certificate of Incorporation of Teledyne, as amended (previously filed with the Commission as Exhibit No. 3 to Teledyne's Annual Report on Form 10-K dated January 20, 1992 for the fiscal year ended December 31, 1991, File No. 1-5212, and incorporated herein by reference)

4.2       By-laws of Teledyne, as amended and restated

4.3 1995 Non-Employee Director Stock Option Plan of Teledyne (previously filed with the Commission as Exhibit A to Teledyne's Proxy Statement dated March 28, 1995 for the Annual Meeting of Shareholders held on April 26, 1995, File No. 1-5212, and incorporated herein by reference)

5.1       Opinion of Counsel

23.1      Consent of Independent Public Accountants

23.2      Consent of Counsel (included in Exhibit 5.1)

24.1      Powers of Attorney to execute this Registration Statement

Item 9.   Undertakings
- ----------------------

     1.   Teledyne hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Teledyne pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. Teledyne hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Teledyne's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Teledyne pursuant to the foregoing provisions, or otherwise, Teledyne has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Teledyne of expenses incurred or paid by a director, officer or controlling person of Teledyne in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Teledyne will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, Teledyne certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 26, 1995.

                                    TELEDYNE, INC.


                                    By  /s/ DONALD B. RICE
                                    ________________________________________
                                    Donald B. Rice
                                    President and Chief Operating Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 1995.


           Signature                                Title
           ---------                                -----

      WILLIAM P. RUTLEDGE              Chairman of the Board of Directors
_________________________________      and Chief Executive Officer
      William P. Rutledge*             (Principal Executive Officer


      /s/ DONALD B. RICE               Director, President and
_________________________________      Chief Operating Officer
          Donald B. Rice


        FRANK V. CAHOUET                          Director
_________________________________
        Frank V. Cahouet


         DIANE C. CREEL                           Director
_________________________________
         Diane C. Creel*


          RONALD LABOW                            Director
_________________________________
          Ronald LaBow*


       GEORGE A. ROBERTS                          Director
_________________________________
       George A. Roberts*

       HENRY E. SINGLETON                         Director
_________________________________
       Henry E. Singleton*


        FAYEZ SAROFIM                             Director
_________________________________
        Fayez Sarofim*


     /s/ DOUGLAS J. GRANT                         Treasurer
_________________________________      (Principal Financial Officer)
         Douglas J. Grant


      /s/ DALE REID                               Controller
_________________________________       (Principal Accounting Officer)
          Dale Reid


*By    /s/ DONALD B. RICE
   ______________________________
           Donald B. Rice
          Attorney-in-Fact

                                EXHIBIT INDEX


   Exhibit
    Number                         Description
- ------------                       -----------

     4.1 Restated Certificate of Incorporation of Teledyne, as amended (previously filed with the Commission as Exhibit No. 3 to Teledyne's Annual Report on Form 10-K dated January 20, 1992 for the fiscal year ended December 31, 1991, File No. 1-5212, and incorporated herein by reference)

     4.2       By-laws of Teledyne, as amended and restated

     4.3 1995 Non-Employee Director Stock Option Plan of Teledyne (previously filed with the Commission as Exhibit A to Teledyne's Proxy Statement dated March 28, 1995 for the Annual Meeting of Shareholders held on April 26, 1995, File No. 1-5212, and incorporated herein by reference)

     5.1       Opinion of Counsel

     23.1      Consent of Independent Public Accountants

     23.2      Consent of Counsel (included in Exhibit 5.1)

     24.1      Powers of Attorney to execute this Registration Statement